Exhibit 5

July 8, 2015

LKQ Corporation

500 West Madison Street

Suite 2800

Chicago, IL 60661

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as securities counsel to LKQ Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3, as filed by the Company with the Commission on or about July 8, 2015, as amended from time to time (the “Registration Statement”), relating to the registration of an indeterminate number or amount of (a) common stock, $.01 par value per share (the “Common Shares”) of the Company; (b) debt securities of the Company (the “Debt Securities”); and (c) warrants (the “Warrants”) to purchase Common Shares or Debt Securities of the Company (collectively, the “Company Securities”), which Company Securities may be offered or sold from time to time in the future in accordance with Rule 415 of Regulation C under the Act.

For the purpose of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of only the following documents: (a) Certificate of Incorporation and all Certificates of Amendment of the Company filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the “Certificate of Incorporation”), (b) the bylaws of the Company, as amended, (c) pertinent resolutions of the Board of Directors and committees thereof of the Company, (d) a certificate or certificates of the Secretary of State of the State of Delaware, (e) certificates or letters of the Company and others, and (f) such other documents as I have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, I have relied, to the extent I deemed such reliance appropriate, without investigation, on the documents referred to above.

In connection with this opinion, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Company Securities will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Company Securities have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, underwriting, or similar agreement with respect to the Company Securities has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) a prospectus supplement will, if required, have been prepared and filed with the Commission describing the Company Securities offered thereby; and (x) the number of Common Shares issued under the Registration Statement shall be less than the number of authorized shares of common stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance.

Based upon the foregoing, I am of the opinion that:

1.    When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve each issuance of and the terms of each offering of the Common Shares and related matters; (ii) the terms of the issuance and sale of the Common Shares have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Common Shares have been duly executed, authenticated, issued and delivered in accordance with the applicable purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor in accordance with such agreement, the Common Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of common stock, $.01 par value, of the Company.

LKQ Corporation

July 8, 2015

2.    When (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement upon payment of the consideration therefor in accordance with such warrant agreement therein, the Warrants will be duly authorized and validly issued.

3.    When (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the indenture relating to the Debt Securities has been duly authorized and validly executed and delivered by the Company; and (iii) the Debt Securities or certificates representing the Debt Securities have been duly executed, countersigned, registered and delivered in accordance with the applicable indenture upon payment of the consideration therefor in accordance with such indenture therein, the Debt Securities will be duly authorized and validly issued.

The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

i.    I express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in my experience, normally applicable to the matters covered by my opinion, including the General Corporation Law of the State of Delaware, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. I do not express any opinions as to any other laws or the laws of any other jurisdiction.

ii.    The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii.    This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to me under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act. Without my prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.

Very truly yours,

/s/ VICTOR M. CASINI